QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form S-1of our report dated June 14, 2007, with respect to the consolidated financial statements of HSW International, Inc. for the year ended December 31, 2006.

        We also consent to the reference to us and of our report dated June 14, 2007 under the heading "Expert" in the Prospectus, which is part of this Registration Statement.

/s/ W. T. Uniack & Co. CPA's P.C.

W.T. Uniack & Co. CPA's P.C.
Atlanta, Georgia
January 11, 2008

QuickLinks

  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm